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                                                                   EXHIBIT 10.35

                    FIRST AMENDMENT TO STOCK OPTION AGREEMENT


         THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT, dated as of July 31, 1997 (this "Amendment"), among GS Industries, Inc., a Delaware corporation (the "Company"), and Roger R. Regelbrugge ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company and Executive are parties to that certain Stock Option Agreement dated as of October 5, 1995 (the "Agreement") (All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement); and

         WHEREAS, the original intent of each of the Company and Executive in entering into the Agreement was that Executive would be provided with certain participation rights with respect to the Option Shares being granted to Executive by the Company pursuant to the Agreement;

         WHEREAS, such participation rights were inadvertently omitted from the Agreement, and the parties hereto desire to amend the Agreement to provide for these participation rights for Executive from the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AMENDMENT. Effective as of the date hereof, the Agreement is hereby amended to insert the following new Section 6A immediately after the end of
Section 6 of the Agreement:

                  "6A. PARTICIPATION RIGHTS.

                  (a) At least 30 days prior to any sale or exchange ( a "Transfer") of Common Stock by an Investor (other than a Transfer among the Investors or their affiliates or to an employee of the Company or its Subsidiaries), such Investor (the "Transferring Stockholder") will deliver a written notice (the "Sale Notice") to the Company and the holders of Executive Stock and Option Shares (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Other Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the number of shares of Common Stock (including vested time option shares but not including any other unexercised stock options) owned by such person by the aggregate



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         number of shares of Common Stock (including any vested time options which are entitled to participation rights under other agreements with the Company but not including any other unexercised stock options owned by the Transferring Stockholder, the Other Stockholders and other stockholders participating in such sale) and Class P Common Stock, par value $.01 per share, of the Company, and (ii) the number of shares of Common Stock to be sold in the contemplated Transfer.

                  (b) The Transferring Stockholder will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and the Transferring Stockholder will not Transfer any of its securities to the prospective transferee(s) unless (i) the prospective transferee(s) agrees to allow the participation of the Other Stockholders or (ii) the Transferring Stockholder agrees to purchase the number of securities from the Other Stockholders which the Other Stockholders would have been entitled to sell pursuant to the last sentence of paragraph (a) above."

         2. MISCELLANEOUS. The Agreement is, and shall be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Amendment all references in the Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

                                  GS INDUSTRIES, INC.


                                  By: /s/ Paul B. Edgely
                                     --------------------------------
                                  Name:
                                  Title:


                                  /s/ Roger R. Regelbrugge
                                  -----------------------------------
                                  Roger R. Regelbrugge